Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-84592, 33-84594, 33-15493, 33-15499, 33-48539, 333-48541, 333-58773, 333-58777, 333-45414 and 333-89070 on Form S-8 of our report dated March 30, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments) appearing in this Annual Report on Form 10-K of EMAK Worldwide, Inc for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Los Angeles, California

March 30, 2007